EXHIBIT 24.1

POWER OF ATTORNEY

WHEREAS, Alabama National BanCorporation (the “Corporation”) proposes to file two registration statements on Form S-8 under the Securities Act of 1933 with respect to the issuance of shares of common stock of the Corporation, under or pursuant to the Cypress Bank Directors’ Stock Option Plan and the Cypress Bank Officers’ and Employees’ Stock Option Plan.

NOW, THEREFORE, KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of said Corporation, individually as a director and/or as an officer of the Corporation, hereby make, constitute and appoint each of John H. Holcomb, III, Richard Murray, IV, and William E. Matthews, V, their true and lawful attorneys-in-fact for each of them and in each of their names, places and steads to sign and cause to be filed with the Securities and Exchange Commission said registration statements and any appropriate amendments thereto, together with all necessary exhibits, and all other documents in connection therewith, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all said attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

The undersigned directors and officers of the Corporation hereby authorize said persons or any one of them to sign said registration statements on their behalf as attorney-in-fact and to amend or remedy any deficiencies with respect to said registration statements by appropriate amendment or amendments and to file the same as aforesaid.

Dated as of February 18, 2004.

/s/ John H. Holcomb, III
John H. Holcomb, III
Chief Executive Officer and Director

/s/ Victor E. Nichol, Jr.
Victor E. Nichol, Jr.
Vice Chairman and Director

/s/ Dan M. David
Dan M. David
Vice Chairman and Director

/s/ Richard Murray, IV
Richard Murray, IV
President, Chief Operating Officer and Director

/s/ William E. Matthews, V
William E. Matthews, V
Executive Vice President and Chief Financial
Officer

/s/ Shelly S. Williams
Shelly S. Williams
Senior Vice President and Controller

/s/ W. Ray Barnes
W. Ray Barnes
Director

/s/ John V. Denson
John V. Denson
Director

/s/ John D. Johns
John D. Johns
Director

John J. McMahon, Jr.
Director

/s/ C. Phillip McWane
C. Phillip McWane
Director

/s/ William D. Montgomery
William D. Montgomery
Director

/s/ C. Lloyd Nix
C. Lloyd Nix
Director

/s/ G. Ruffner Page, Jr.
G. Ruffner Page, Jr.
Director

/s/ John Plunk
John Plunk
Director

/s/ W. Stancil Starnes
W. Stancil Starnes
Director